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                                                                     Exhibit 5.1
                                                                     -----------



                                October 7, 1997



Board of Directors
Capital Re Corporation
1325 Avenue of the Americas
New York, New York  10019

Ladies and Gentlemen:

          This firm has acted as counsel to Capital Re Corporation (the "Company"), a Delaware corporation, in connection with its registration, pursuant to a registration statement on Form S-8 filed on or about the date hereof (the "Registration Statement"), of 1,500,000 shares (the "Shares") of Common Stock, par value $.01 per share, of the Company ("Common Stock"), issued or issuable under the (i) Capital Re Corporation 1997 Employee Stock Option Plan (the "Employee Plan"), (ii) Capital Re Corporation Performance Share Plan Performance Share Plan"), and (iii) Capital Re Corporation Annual Incentive Plan for Covered Executive Officers (the "Annual Incentive Plan") (collectively, the "Plans"). This letter is furnished to you pursuant to the requirements of Item 601(b)(5) of Regulation S-K, 17 C.F.R. (S) 229.601(b)(5), in connection with such registration.

          For purposes of this opinion, we have examined copies of the following documents:

          1.  An executed copy of the Registration Statement.

          2. A copy of the Employee Plan, the Performance Share Plan and the Annual Incentive Plan, each as certified by certain officers of the Company on the date hereof as being complete, accurate and in effect.

          3. The Certificate of Incorporation of the Company, as amended, as certified on September 23, 1997 by the Secretary of State of the State of Delaware and as being complete, accurate and in effect.

          4. The Amended and Restated Bylaws of the Company as certified by an authorized officer of the Company on the date hereof as being complete, accurate and in effect.

          5. Resolutions of the Board of Directors of the Company adopted on February 26, 1997 and September 25, 1997, as certified by an authorized officer of the Company on the date hereof as being complete, accurate and in effect, relating to, among other things, approval of the Plans.

          6. A certificate of an authorized officer of the Company, dated October 7, 1997, as to certain facts relating to the Company.

          For purposes of rendering this opinion, we have not, except as specifically identified above, made any independent review or investigation of factual or other matters, including the organization, existence, good standing, assets, business or affairs of the Company. In our examination of
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the aforesaid certificates, records and documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents and the conformity to authentic original documents of all documents submitted to us as copies (including telecopies). We also have assumed the accuracy, completeness and authenticity of the foregoing certifications (of public officials, governmental agencies and departments and corporate officers) and statements of fact, on which we are relying, and have made no independent investigations thereof. In rendering this opinion we have relied as to factual matters, without independent investigation, upon the representations, warranties and certifications made by the Company and upon the officers' certificate identified in Paragraph 6 above. This opinion is given in the context of the foregoing.

          This opinion is based as to matters of law solely on the General Corporation Law of the State of Delaware, as amended, and we express no opinion as to any other laws, statutes, regulations, or ordinances, including without limitation any federal or state tax or securities laws or regulations.

          Based upon, subject to, and limited by the foregoing, we are of the opinion that the Shares, when issued and delivered in the manner and on the terms contemplated in the Registration Statement and the Plans (with the Company having received the consideration therefor, the form of which is in accordance with applicable law), will be validly issued, fully paid and non-assessable.

          We assume no obligation to advise you of any changes in the foregoing subsequent to the delivery of this opinion. This opinion has been prepared solely for your use in connection with the filing of the Registration Statement on the date of this letter, and should not be quoted in whole or in part or otherwise be referred to, nor be filed with or furnished to any governmental agency or other person or entity, without the prior written consent of this firm.

          We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement. In giving this consent, we do not thereby admit that we are an "expert" within the meaning of the Securities Act of 1933, as amended.

                                            Very truly yours,


                                            HOGAN & HARTSON  L.L.P.